                                                                      Exhibit 12

                           TELE-COMMUNICATIONS, INC.
                         AND CONSOLIDATED SUBSIDIARIES
       Calculation of Ratios of Earnings to Combined Fixed Charges and
                           Preferred Stock Dividends
                   (amounts in millions, except for ratios)
                                  (unaudited)

                                                                                     Year Ended December 31,
                                                                    -------------------------------------------------------
                                                                     Pro forma
                                                                       1993    1993 (a) 1992 (a)   1991     1990     1989
                                                                    -------------------------------------------------------
Earnings (losses) from continuing operations before income taxes    $      182      161       45    (108)   (308)   (389)

Add:
  Interest on debt                                                         836      738      815     928     990     895
  Interest portion of rentals                                               35       23       22      23      23      19
  Amortization of debt expense                                              16       12        9       6       6       5
  Distributions from and (earnings) losses of less than
   50%-owned affiliates with debt not guaranteed by TCI                     27       26      (10)    (27)     34      46
  Minority interests in earnings (losses) of consolidated
   subsidiaries, including preferred stock dividend requirement
   of consolidated subsidiaries                                             13       13      277      24     (63)    (36)
  Elimination of preferred stock dividend requirement
   of consolidated subsidiaries to 50%-owned affiliates                     --       --     (250)    (42)    (36)    (31)
  Preferred stock dividend requirements of 50%-owned
   affiliates, other than amounts to TCI                                    --       --      175      23      15      25

  Earnings available for combined fixed charges                     -------------------------------------------------------
   and preferred stock dividends                                    $    1,109      973    1,083     827     661     534
                                                                    =======================================================

Fixed charges:
  Interest on debt:
  TCI and consolidated subsidiaries                                 $      769      731      718     826     868     766
  Elimination of interest of consolidated subsidiaries to
   50%-owned affiliates                                                     --       --      (36)    (47)    (51)    (51)
  TCI's proportionate share of interest of 50%-owned
   affiliates                                                               67        7      133     149     173     180
                                                                    -------------------------------------------------------
                                                                           836      738      815     928     990     895

  Interest portion of rentals                                               35       23       22      23      23      19
  Amortization of debt expense                                              16       12        9       6       6       5
  Preferred stock dividend requirements of consolidated
   subsidiaries                                                             42       14      281      61      56      46
  Elimination of preferred stock dividend requirements of
   consolidated subsidiaries to 50%-owned affiliates                        --       --     (250)    (42)    (36)    (31)
  Preferred stock dividend requirements of 50%-owned
   affiliates, other than amounts to TCI                                    --       --      175      23      15      25
  Capitalized interest                                                      10        9        6       5       6       5

                                                                    -------------------------------------------------------
  Total fixed charges                                               $      939      796    1,058   1,004   1,060     964
                                                                    =======================================================

  Ratio of earnings to combined fixed charges
   and preferred stock dividends                                          1.18     1.22     1.02      --      --      --

  Deficiency                                                        $       --       --       --    (177)   (399)   (430)

                                                                        Nine Months Ended September 30,
                                                                        ------------------------------
                                                                        Pro forma
                                                                          1994       1994     1993 (a)
                                                                        ------------------------------
Earnings (losses) from continuing operations before income taxes           251        148        183

Add:
  Interest on debt                                                         651        582        555
  Interest portion of rentals                                               27         19         17
  Amortization of debt expense                                              12          8          9
  Distributions from and (earnings) losses of less than
   50%-owned affiliates with debt not guaranteed by TCI                     24       (104)         9
  Minority interests in earnings (losses) of consolidated
   subsidiaries, including preferred stock dividend requirement
   of consolidated subsidiaries                                              0          8          9
  Elimination of preferred stock dividend requirement
   of consolidated subsidiaries to 50%-owned affiliates                     --          --        --
  Preferred stock dividend requirements of 50%-owned
   affiliates, other than amounts to TCI                                    --          --        --

  Earnings available for combined fixed charges                         ------------------------------
   and preferred stock dividends                                           965        661        782
                                                                        ==============================

Fixed charges:
  Interest on debt:
  TCI and consolidated subsidiaries                                        595        568        549
  Elimination of interest of consolidated subsidiaries to
   50%-owned affiliates                                                     --          --        --
  TCI's proportionate share of interest of 50%-owned
   affiliates                                                               56         14          6
                                                                        ------------------------------
                                                                           651        582        555

  Interest portion of rentals                                               27         19         17
  Amortization of debt expense                                              12          8          9
  Preferred stock dividend requirements of consolidated
   subsidiaries                                                             33         12          7
  Elimination of preferred stock dividend requirements of
   consolidated subsidiaries to 50%-owned affiliates                        --          --        --
  Preferred stock dividend requirements of 50%-owned
   affiliates, other than amounts to TCI                                    --          --        --
  Capitalized interest                                                      13         12          5

                                                                        ------------------------------
  Total fixed charges                                                      736        633        593
                                                                        ==============================

  Ratio of earnings to combined fixed charges
   and preferred stock dividends                                          1.31       1.04       1.32

  Deficiency                                                                --          --        --

  (a) Preferred stock dividend requirements have been increased to an amount representing the pretax earnings which would be required to cover such dividend requirements. The effective income tax rate utilized for purposes of increasing preferred stock dividend requirements in 1993 has been adjusted to exclude the effect of the federal income tax rate change in the third quarter of 1993.


                                                                     (continued)

                           TELE-COMMUNICATIONS, INC.
                         AND CONSOLIDATED SUBSIDIARIES
         Calculation of Ratios of Earnings to Combined Fixed Charges
                         and Preferred Stock Dividends
                   (amounts in millions, except for ratios)
                                  (unaudited)


Fixed charges related to interest on debt of less than 50%-owned affiliates guaranteed by TCI:

   Years ended December 31,
      1989                          $     745
      1990                                710
      1991                                506
      1992                              2,517
      1993                             13,833
      Pro forma 1993                   14,365

   Three Months Ended March 31,
      1993                          $     629
      1994                              3,458

   Six Months Ended June 30,
      1993                          $   1,258
      1994                              5,927
      Pro forma 1994                    6,193

   Nine Months Ended September 30,
      1993                          $   1,888
      1994                             10,676
      Pro forma 1994                   10,676